Exhibit 10.4

March 11, 2010

DirecTV, Inc.
2230 East Imperial Highway
El Segundo, CA  90245
Attention:  Toby Berlin

Dear Toby:

Reference is made to that certain Amended And Restated Affiliation And License Agreement For DTH Satellite Exhibition Of Programming between DirecTV, Inc. ("Affiliate") and Playboy Entertainment Group and Spice Hot Entertainment, Inc. ("Programmer") made as of August 1, 2007 as extended by the Letter Agreements dated October 12, 2009, November 13, 2009, December 14, 2009, January 14, 2010, and February 12, 2010 (the "Agreement").

Except as modified expressly below, all terms of the Agreement are hereby ratified and remain in full force and effect.  All capitalized terms used herein shall have the meanings ascribed to them as set forth in the Agreement.

Affiliate and Programmer hereby agree to extend the Term of the Agreement as set forth in Paragraph 6.(a) through the earlier of the parties entering into a replacement agreement or April 14, 2010.

Very truly yours,

PLAYBOY ENTERTAINMENT GROUP, INC.		SPICE HOT ENTERTAINMENT, INC.

/s/ Roy Liebrecht		/s/ Roy Liebrecht
By:	Roy J. Liebrecht	By:	Roy J. Liebrecht
Title:	Vice President	Title:	Vice President
	Business & Legal Affairs		Business & Legal Affairs

ACCEPTED AND AGREED:

DIRECTV, INC.

By:	/s/ Toby Berlin
Title:	Toby Berlin
	Vice President, Programming Acquisitions	MSO #7975